U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  1)

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BIODRAIN MEDICAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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BIODRAIN MEDICAL, INC.

SUPPLEMENT TO PROXY STATEMENT

FOR 2012 ANNUAL MEETING

The following information supplements and amends the proxy statement that accompanies the notice of annual meeting of BioDrain Medical, Inc., a Delaware corporation (the “Company”), which was dated September 4, 2012 , relating to a meeting of the Company’s shareholders to be held on September 20, 2012 at 11:00 a.m. CDT (the “Annual Meeting”). The information contained in this supplement should be read in conjunction with the proxy statement. There is no change in the time or place of the Annual Meeting or in any of the matters to be considered by the shareholders at the Annual Meeting.

The stock ownership information of Chad A. Ruwe indicated below amends and corrects certain inadvertent errors contained under “Security Ownership of Certain Beneficial Owners and Management” on pages 34 and 35 in the proxy statement relating to the Annual Meeting:

Name of Beneficial Owner: Chad A. Ruwe (12)

Amount and Nature of Beneficial Ownership: 4,211,631

Percent of Class: 4.3%

(12) Includes (i) a warrant to purchase 571,429 shares of common stock at $.46 per share (ii) a warrant to purchase 700,000 shares of common stock at $.15 per share (iii) a warrant to purchase 200,000 shares of common stock at $.15 per share and (iv) options to purchase 250,000 shares of common stock at $.35 per share.

The “Questions and Answers About This Proxy Material and Voting” section has a duplicate paragraph on page 3 entitled “Who is paying for this proxy solicitation?” This amends and corrects the section effectively removing the duplicate paragraph.

The Option Awards information for Kevin R. Davidson and Chad A. Ruwe indicated below amends and corrects certain inadvertent errors contained under “Summary Compensation Table for Fiscal 2011 and 2010” on page 27 in the proxy statement relating to the Annual Meeting:

Name and Principal Position: Kevin R. Davidson, Former CEO/CFO

Option Awards (3): $96,885

Total Compensation: $273,968

Name and Principal Position: Chad A. Ruwe, Former COO

Option Awards (3): $94,120

Total Compensation: $223,495

(3) Represents the actual compensation cost recognized during 2011 as determined pursuant to FASB ASC 718 – Stock Compensation utilizing the assumptions discussed in Note 3, “Stock Options and Warrants,” in the notes to financial statements included in the Form 10-K filed on April 16, 2012.

The footnotes information indicated below amends and corrects certain inadvertent errors contained under “Outstanding Equity Awards at Fiscal Year-end for Fiscal 2011” on page 28 in the proxy statement relating to the Annual Meeting:

(1)	Mr. Davidson left the Company, as CEO, President and CFO, April. 24, 2012; his stock options that were not vested upon his exit date are cancelled and the options that were vested upon his exit date are exercisable for twelve months thereafter.
(2)	Mr. Ruwe left the Company, as COO, December 7, 2011; his stock options that were not vested upon his exit date are cancelled and the options that were vested upon his exit date are exercisable for twelve months thereafter.

Dated: September 4, 2012